Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

Registration Statements of Whirlpool Corporation
333-125260	333-187948
333-143372	333-228927
333-150942	333-286727
333-166484

Registration Statement of Whirlpool Corporation, Whirlpool Finance Luxembourg S.a.r.l, and Whirlpool EMEA Finance S.a.r.l
333-276169

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool Savings Plan
33-26680	33-53196

Registration Statements of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan
333-66163	333-138711	333-179695

Registration Statement of Whirlpool Corporation
pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred
Compensation Plan and Maytag Corporation Deferred Compensation Plan II

333-132875
of our reports dated February 11, 2026, with respect to the consolidated financial statements and schedule of Whirlpool Corporation and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/      Ernst & Young LLP

Chicago, Illinois
February 11, 2026